UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CLEANSPARK, INC.

(Name of Registrant As Specified In Its Charter)

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PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED JULY 17, 2020

CLEANSPARK, INC.

1185 South 1800 West, Suite 3

Woods Cross, Utah 84087

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CLEANSPARK, INC.:

NOTICE IS HEREBY GIVEN that, on July 16, 2020, the holders of more than a majority of the voting power of CleanSpark, Inc., a Nevada corporation (“CleanSpark,” the “Company,” “we” or “us”), approved the following actions (the “Actions”) without a meeting of stockholders in accordance with the Nevada Revised Statutes:

1.	To grant the Board discretionary authority to amend the Company’s articles of incorporation, at any time or times for a period of one (1) year after the date of the written consent, to effectuate an increase in the authorized Common Stock from 20,000,000 to no more than 50,000,000, with such size of authorized increase to be determined by the Board in its sole discretion (the “Authorized Share Increase”), and with such Authorized Share Increase to be effective at such time and date, if at all, as determined by the Board in its sole discretion;

2.	To amend the Company’s 2017 Incentive Plan (the “2017 Plan”) to increase the number of shares issuable under the 2017 Plan; and

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about __________, 2020. We anticipate that the actions contemplated herein will be effected on or about the close of business on __________, 2020.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Exchange Act, and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Actions discussed above, since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval for these matters have been secured by means of the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is first being sent on or about _______, 2020 to the Company’s stockholders.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

By Order of the Board of Directors,

/s/ Zachary K. Bradford
Zachary K. Bradford
President and Chief Executive Officer

Dated: __________________, 2020

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This Information Statement Is Being Provided to You By the Board of Directors of the Company.

Information Statement pursuant to Section 14(c) of the Securities Exchange

Act of 1934 and Rule 14c-1 et seq and Notice of Actions

Taken by Written Consent of the Stockholders

CLEANSPARK, INC.

1185 South 1800 West, Suite 3

Woods Cross, Utah 84087

INFORMATION STATEMENT

________, 2020

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about ________, 2020 to the holders of record as of the close of business on July 21, 2020 (the “Record Date”), of shares of common stock, $0.001 par value per share (the “Common Stock”), of CleanSpark, Inc., a Nevada corporation (“CleanSpark,” “the Company,” “we” or “us”).

This Information Statement is to notify such stockholders that, on July 16, 2020, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of the voting power of the Company (the “Consenting Stockholders”), representing approximately 84.05% of the voting power of the Company on the Record Date, approving the following:

1.	To grant the Board discretionary authority to amend the Company’s articles of incorporation, at any time or times for a period of one (1) year after the date of the written consent, to effectuate an increase in the authorized Common Stock from 20,000,000 to no more than 50,000,000, with such size of authorized increase to be determined by the Board in its sole discretion (the “Authorized Share Increase”), and with such Authorized Share Increase to be effective at such time and date, if at all, as determined by the Board in its sole discretion;

2.	To amend the Company’s 2017 Incentive Plan (the “2017 Plan”) to increase the number of shares issuable under the 2017 Plan; and

The Authorized Share Increase and the amendment to the 2017 Plan (collectively, the “Actions”) were approved by our Board of Directors on July 16, 2020 by unanimous written consent in lieu of meeting.

A copy of the proposed Certificate of Amendment to our Articles of Incorporation, as amended, to be filed with the Secretary of State of Nevada in the event the Board exercises its discretion to implement the Authorized Share Increase is attached hereto as Appendix A (the “Authorized Increase Amendment”).

A copy of the proposed amendment to our 2017 Plan is attached hereto as Appendix B (the “Plan Amendment”).

This Information Statement is first being mailed or furnished to our stockholders on or about ________, 2020. The Actions will not go into effect until at least 20 days after such date. In addition, the Authorized Share Increase may go into effect at a date later than that, if at all, at the discretion of the Board within one (1) year of the date of the written consent approving the Actions.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Actions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly-available documents filed with the SEC.

Our stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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SUMMARY INFORMATION

The purpose of the Information Statement is to effect the Actions described above. The following is Summary Information regarding (i) the Authorized Increase Amendment and (ii) the Plan Amendment. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.

Why am I receiving this Information Statement?	It is for your information only. The Actions were approved on July 16, 2020 by written consent of the holders of approximately 84.05% of our voting power. In order to avoid costs, we did not solicit consents from all our stockholders in connection with the approval of the Actions. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 20 calendar days before effecting the Actions.

Who is Entitled to Notice?	Each holder of record of outstanding shares of our Common Stock on the Record Date is entitled to notice of the actions to be taken pursuant to the written consent of the stockholders.

Why Did the Company Seek Stockholder Approval?

 The approval of a majority of the voting power of the stockholders of the Company is required to approve the Authorized Share Increase pursuant to NRS 78.390.

The approval of the Plan Amendment is required by the terms of the 2017 Equity Incentive Plan.

Why were the Amendments adopted?

 The decision to grant authority to the Board to implement and file, at their discretion, the Authorized Increase Amendment to our Articles of Incorporation was adopted for the principal purpose of allowing the Company to maintain legal compliance with outstanding contractual obligations, including the obligation to maintain adequate share reserves, performance under certain financing instruments, the pursuit of future acquisitions and for general corporate purposes. The Authorized Share Increase was further approved by the Company for the reasons and benefits set forth in “Action 1” below.

The Plan Amendment was adopted for the principal purpose of increasing the size of our option pool reserve in order to continue to incentivize and motivate our employees and consultants to add stockholder value to the Company. The Plan Amendment was further approved by the Company for the reasons and benefits set forth in “Action 2” below.

What will the Amendments do if Implemented?

If implemented, the Authorized Increase Amendment will increase our authorized Common Stock from 20,000,000 to up to 50,000,000 at the discretion of the Board.

We currently have 20,000,000 shares of Common Stock authorized for issuance, of which 16,123,507 shares of Common Stock are outstanding and the remaining 3,876,493 shares of Common Stock are available for issuance as of July 10, 2020. We also have authorized 10,000,000 shares of Preferred Stock of which certain series have been designated and are outstanding as set forth below.

The Plan Amendment will increase the shares covered under our 2017 Equity Incentive Plan from 300,000 to 1,500,000.

Am I being asked to approve the Actions?	No. The Actions have already been approved by the holders of a majority of our voting power and the unanimous written consent of our Board of Directors. No further stockholder approval of the Actions is required.

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ACTION 1

GRANT THE BOARD DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Description of Capital Stock

The description below of our capital stock and provisions of our articles of incorporation and bylaws, as amended, are summaries and are qualified by reference to the articles of incorporation and bylaws, as amended, and the applicable provisions of Nevada law.

General

Our articles of incorporation authorizes us to issue up to 20,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

As of July 16, 2020, there were 16,123,507 shares of common stock outstanding and 1,750,000 shares of preferred stock outstanding.

Common Stock

Voting rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Liquidation. In the event of our liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully paid and nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, fully paid and nonassessable.

Preferred Stock

Under our articles of incorporation, as amended, our Board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

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We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to our reports, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

▪	the title and stated value;

▪	the number of shares we are offering;

▪	the liquidation preference per share;

▪	the purchase price;

▪	the dividend rate, period and payment date and method of calculation for dividends;

▪	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

▪	the procedures for any auction and remarketing, if any;

▪	the provisions for a sinking fund, if any;

▪	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

▪	any listing of the preferred stock on any securities exchange or market;

▪	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

▪	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

▪	voting rights, if any, of the preferred stock;

▪	preemptive rights, if any;

▪	restrictions on transfer, sale or other assignment, if any;

▪	whether interests in the preferred stock will be represented by depositary shares;

▪	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

▪	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

▪	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Nevada law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our articles of incorporation if the amendment would change the par value or, unless the articles of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board may authorize the issuance of preferred stock with voting, exchange or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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Series A Preferred Stock

On April 15, 2015, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will be entitled to quarterly dividends on 2% of our earnings before interest, taxes and amortization. The dividends are payable in cash or common stock. The holders will also have a liquidation preference on the state value of $0.02 per share plus any accumulated but unpaid dividends. The holders are further entitled to have the Company redeem their Series A Preferred Stock for three shares of common stock in the event of a change of control and they are entitled to vote together with the holders of the Company’s common stock on all matters submitted to stockholders at a rate of forty-five (45) votes for each share held.

On October 4, 2019, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to increase the number of shares of preferred stock designated as Series A Preferred Stock from one million (1,000,000) shares to two million (2,000,000) shares, par value $0.001.

Series B Preferred Stock

On April 16, 2019, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, the holders of Series B Preferred Stock are entitled to the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions, among others as set forth in the Certificate of Designation:

▪	The holders of shares of Series B Preferred Stock will have no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors;

▪	Commencing on the date of issuance, the Series B Preferred Stock will accrue cumulative in kind accruals (“the Accruals”) at the rate of 7.5% per annum;

▪	Upon any liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $5,000.00 (the “Face Value”), plus an amount equal to any accrued but unpaid Accruals thereon (the “Liquidation Value”);

▪	On maturity, the Company may redeem the Series B Preferred Stock by paying the holder the Liquidation Value;

▪	Before maturity, the Company may redeem the Series B Preferred stock on 30 days’ notice by paying 145% of the outstanding Face Value per share;

▪	If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will, within three trading days of such determination and prior to effectuating any such action, redeem all outstanding shares of Series B Preferred Stock;

▪	In the event of a conversion of any shares of Series B Preferred Stock, the Company will (a) satisfy the payment of the Conversion Premium, which is defined as the Face Value of the shares converted multiplied by the product of 7.5% and the number of whole years between issuance and maturity, and (b) issue to the holder of the shares of Series B Preferred Stock a number of conversion shares equal to the Face Value divided by the applicable Conversion Price (defined as 90% of the of the 5 lowest individual daily volume weighted average prices of the Common Stock from issuance to conversion less $0.075 per share, but no less than the Floor Price [$1.00 prior to corporate approvals to increase the authorized stock and approve the financing and $0.35 after approvals]) with respect to the number of shares converted;

▪	if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which holder could have acquired if holder had held the number of shares of Common Stock acquirable upon conversion of Series B Preferred Stock;

▪	At maturity (2 years from issuance), all outstanding shares of Series B Preferred Stock shall automatically convert into common stock at the Conversion Price; and

▪	At no time may the holders of Series B Preferred Stock own more than 4.99% of the outstanding common stock in the Company.

On March 10, 2020, the Company terminated the obligation to issue any Series B Preferred Stock, has issued no Series B Preferred Stock and has filed a withdrawal of the Series B Certificate of Designation which was filed with the Nevada Secretary of State. No Series B Preferred Stock was ever issued.

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Stock Options

The Company sponsors a stock-based incentive compensation plan known as the 2017 Incentive Plan (the “Plan”), which was established by the Board of Directors of the Company on June 19, 2017. A total of 300,000 shares were initially reserved for issuance under the 2017 Plan. As of July 13, 2020, there were 21,360 shares available for issuance under the 2017 Plan. See Action 2 for the Plan Amendment to increase the reserved option pool to 1,500,000 shares.

The 2017 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation right, or restricted stock. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2017 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2017 Plan.

As of July 10, 2020, there are options exercisable to purchase 216,717 shares of common stock in the Company and 61,923 unvested options outstanding that cannot be exercised until vesting conditions are met. As July 10, 2020, the outstanding options have a weighted average remaining term of 2.59 years and an intrinsic value of $0.

Warrants

As of July 13, 2020, there are warrants exercisable to purchase 1,286,922 shares of common stock in the Company and 27,143 unvested warrants outstanding that cannot be exercised until vesting conditions are met. 996,198 of the warrants require a cash investment to exercise as follows, 5,000 required a cash investment of $8.00 per share, 449,865 require a cash investment of $15.00 per share, 125,000 require a cash investment of $20.00 per share, 103,000 require a cash investment of $25.00 per share, 200,000 require an investment of $35.00 per share, 10,000 require an investment of $40.00 per share, 60,000 require an investment of $50.00 per share, 38,333 require a cash investment of $75.00 per share and 5,000 require a cash investment of $100.00 per share. 317,865 of the outstanding warrants contain provisions allowing a cashless exercise at their respective exercise prices.

Registration Rights

On December 28, 2018 and April 17, 2019, the Company agreed with the Investor that it will keep a registration available to cover the resale of the Warrant Shares issued in each of the financings.

Listings

The Company’s Common Stock is listed on the Nasdaq Capital Market.

Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer. Its address is 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121. The transfer agent for any series of preferred stock, debt securities or warrants that we may offer will be named and described in the prospectus supplement for that series.

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Action by Written Consent; Vote Required

Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, any action that may be taken at a meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power. Our Articles of Incorporation do not limit, prohibit, restrict or otherwise qualify the use of this procedure.

Further, unless the NRS or the articles of incorporation of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the outstanding shares at a meeting when a quorum is present. The NRS requires the approval of the holders of outstanding shares holding at least a majority of the voting power in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Action requires an amendment to our Articles of Incorporation, the approval of the Action required the receipt of the written consent of the holders of at least a majority of the outstanding voting power of the Company as of the Record Date.

Notice of Action by Written Consent

The Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Action.

 No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, cumulative voting by any stockholder is expressly denied.

DESCRIPTION OF THE AUTHORIZED SHARE INCREASE OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the grant of discretionary authority to the Board to implement, within one year of the written consent date, the Authorized Share Increase and have authorized the Company to file an Amendment to our articles of incorporation, as amended, to effect the Authorized Share Increase.

Background; Reasons for the Authorized Share Increase

The Authorized Share Increase is intended to allow the Company to maintain legal compliance with outstanding contractual obligations, including the obligation to maintain adequate share reserves, performance under certain financing instruments, and for general corporate purposes.

The par value of the Common Stock will remain unchanged at $0.001 per share and the Authorized Share Increase will not change the number of outstanding shares of Common Stock under the articles of incorporation, as amended. Accordingly, the Authorized Share Increase will have the effect of creating additional authorized and unreserved shares of our Common Stock.

Although at present, other than as it relates to our rights and obligations under certain financing instruments, we have no current plans, arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Authorized Share Increase, such additional shares may be used by us for various purposes in the future without further stockholder approval. Other purposes may include, among other things:

•	the sale of shares to raise additional capital;

•	the issuance of equity incentives to our employees, officers or directors;

•	establishment of strategic relationships with other companies and suppliers; and

•	acquisition of other businesses or products.

Aside from managing its existing convertible debt instruments and corresponding share reserves, the Board is not implementing the Authorized Share Increase in anticipation of any specific future transaction or series of transactions. Further, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

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Vote Required

We have obtained approval to effect the Authorized Share Increase through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Authorized Share Increase will not take place for this purpose.

Material Effects of the Authorized Share Increase

The principal effect of the Authorized Share Increase will be to increase the number of authorized shares. As a result, stockholders should recognize that when and if the Authorized Share Increase is effected, they will own the same number of shares that they currently own. However, the Authorized Share Increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Authorized Share Increase. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Authorized Share Increase would continue to hold 2% of the outstanding shares of Common Stock immediately after the Authorized Share Increase. The number of stockholders of record also will not be affected by the Authorized Share Increase.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Authorized Share Increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be listed on the Nasdaq Capital Market.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Authorized Share Increase and the Company will not be paying any cash to any stockholders for any fractional shares from the Authorized Share Increase.

Effect on Registered and Beneficial Stockholders

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board of Directors, however, has determined that any potentially negative factors were outweighed by the potential benefits of the Authorized Share Increase and voted to approve the Authorized Share Increase.

Authorized Shares; Potential Dilutive Effect

As of the Record Date, the Company had 20,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001, authorized.

The Authorized Share Increase would not change the number of authorized shares of preferred stock. Following the Authorized Share Increase, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

The issuance of a substantial number of additional shares of Common Stock from the newly-authorized shares provided for in the Authorized Share Increase would result in dilution of our existing stockholders’ ownership interest in the Company. Stockholders of the Company do not have preemptive rights with respect to our Common Stock. Thus, existing stockholders would not have any preferential rights to purchase any shares.

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Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Authorized Share Increase. As a result, on the effective date of the Authorized Share Increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Authorized Share Increase.

There are no tax consequences from the Authorized Share Increase.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the effective date of the Authorized Share Increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Authorized Share Increase proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the Authorized Share Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ACTION 2

AMENDMENT TO THE COMPANY’S

2017 EQUITY INCENTIVE PLAN,

TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 2017 PLAN

On July 16, 2020, our Board and stockholders holding a majority of our voting power approved an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), in order to add 1,200,000 additional shares for possible future issuances pursuant to awards under the 2017 Plan for a total reserved option pool of 1,500,000. The amendment of the 2017 Plan will be effective as of the date the Actions become effective as described below. The 2017 Plan was initially approved in June 2017 to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, and consultants to those of the Company’s stockholders and by providing such individuals with an incentive for performance to generate returns to the Company’s stockholders. The 2017 Plan is further intended to provide the Company flexibility to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. We have not approved an increase in past years since the 2017 Plan was adopted.

The principal features of the 2017 Plan are summarized below. A copy of the Plan Amendment is attached hereto as Appendix B.

REASONS FOR AND GENERAL EFFECT OF THE PLAN AMENDMENT

In reviewing our compensation practices, including in light of various evolving market practices, as well as to enhance the Company's flexibility to make awards, our Board determined to make the above change to the 2017 Plan. In addition, the Plan Amendment increasing the number of shares authorized for issuance under the 2017 Plan ensures our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are valued assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals.

All necessary corporate approvals in connection with the amendment of our Plan to effect the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act and the NRS, of this corporate action. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective until 20 days after the date this definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders as of the Record Date. Therefore, this Information Statement is being sent to you for informational purposes only.

DESCRIPTION OF 2017 EQUITY INCENTIVE PLAN

In June of 2017, our Board adopted the 2017 Equity Incentive Plan (the “2017 Plan”). The purpose of the 2017 Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors and consultants, and to promote our success. Under the initial 2017 Plan, we were able to issue up to an aggregate total of 300,000 incentive or non-qualified options to purchase our common stock, or stock awards, as adjusted.

The 2017 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation right, or restricted stock. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2017 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2017 Plan.

The following is a summary of stock option activity during the six months ended March 31, 2020 and year ended September 30, 2019.

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	Number of	Weighted Average
	Option Shares	Exercise Price
Balance, September 30, 2019	81,254	$11.82
Options granted	233,233	$5.28
Options expired	25,000	8.00
Options cancelled	—	—
Options exercised	—	—
Balance, March 31, 2020	289,487	$6.88

As of March 31, 2020, there are options exercisable to purchase 261,577 shares of common stock in the Company. As of March 31 2020, the outstanding options have a weighted average remaining term of was 2.49 years and an intrinsic value of $0.

Option activity for the six months ended March 31, 2020

During the six months ended March 31, 2020, the Company issued 233,233 options to purchase shares of common stock to employees, the shares were granted at quoted market prices ranging from $4.50 to $8.50. The options were valued at issuance using the Black Scholes model and stock compensation expense of $716,740 was recorded as a result of the issuances.

The Black-Scholes model utilized the following inputs to value the options granted during the six months ended March 31, 2020:

Fair value assumptions – Options:	March 31, 2020
Risk free interest rate	0.85-1.73%
Expected term (years)	3-5
Expected volatility	124%-209%
Expected dividends	0%

As of March 31, 2020, the Company expects to recognize $291,084 of stock-based compensation for the non-vested outstanding options over a weighted-average period of 2.54 years.

Option activity for the year ended September 30, 2019

During the year ended September 30, 2019, the Company issued 49,321 options to purchase shares of common stock to employees, the shares were granted at quoted market prices ranging from $8.50 to $59.00. The options were valued at issuance using the Black Scholes model and stock compensation expense of $326,100 was recorded as a result of the issuances.

The Black-Scholes model utilized the following inputs to value the options granted during the year ended September 30, 2019:

Fair value assumptions – Options:	September 30, 2019
Risk free interest rate	1.56% - 2.91%
Expected term (years)	3
Expected volatility	145%- 271%
Expected dividends	0%

As of September 30, 2019, the Company expects to recognize $171,600 of stock-based compensation for the non-vested outstanding options over a weighted-average period of 2.9 years.

Action by Written Consent; Vote Required

Under the 2017 Plan, an amendment requires the vote of holders of outstanding shares holding at least a majority of the voting power.

Notice of Action by Written Consent

The Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Action.

 No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, cumulative voting by any stockholder is expressly denied.

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CONSENTING STOCKHOLDERS APPROVAL REQUIRED

The Consenting Stockholders holding more than a majority of the voting power of the Company executed and delivered to us a written consent, effective as of July 16, 2020, authorizing the Actions. As of the Record Date, the Consenting Stockholders held shares representing approximately 84.05% of the voting power of the Company. The Consenting Stockholders voted all of their respective shares to approve the Actions.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Actions as early as possible in order to accomplish the purposes of the Company, as hereafter described.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 13, 2020 the number and percentage of the 16,123,507 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each of the persons named in the table below is c/o CleanSpark, Inc., 1185 South 1800 West, Suite 3, Woods Cross, Utah 84087.

Name of Beneficial Owner	Number of Shares of Par Value $0.001 Common Stock Beneficially Owned	Percentage of Class

Directors and named executive officers
S. Matthew Schultz	570,996(2)	3.54%
Zachary Bradford	390,694(3)	2.42%
Larry McNeill	213,072(4)	1.32%
Amer Tadayon	126,699(5)	0.79%
Amanda Kabak	37,604(6)	0.23%
Lori Love	54,831(7)	0.34%
Dr. Thomas L. Wood	52,279(8)	0.32%
Roger P. Beynon	8,274(9)	0.05%
All Officers and Directors as a Group (4 Persons)	1,454,449	9.02%

(1) {blank}
(2) Includes 480,000 shares of common stock held in the S M Schultz IRRV TR to which Mr. Schultz is the beneficial owner, 25,000 shares of common stock held in his name, 40,996 shares of common stock held by his spouse and 25,000 stock options
(3) Includes 4,831 shares of common stock held in his name, 323,863 shares of common stock held in ZRB Holdings Inc. in which Mr. Bradford is the beneficial owner, 12,000 shares of common stock held in BlueChip Advisors LLC in which Mr. Bradford shares beneficial ownership, warrants to purchase 25,000 shares of common stock and 25,000 stock options
(4) Includes 48,937 shares of common stock held in his name and 25,000 stock options, 71,635 shares of common stock held in his Roth IRA, and warrants to purchase 50,000 shares of common stock.
(5) Includes 95,699 shares of common stock and 30,000 options to purchase common stock.
(6) Includes 37,604 options to purchase common stock.
(7) Includes 4,831 shares of common stock held in her name and 50,000 options to purchase common stock.
(8) Includes 7,083 shares of common stock held in his name and 45,196 shares of common stock held in the name of his spouse
(9) Includes 8,271 shares of common stock held in his name

The following table sets forth as of July 13, 2020 the number and percentage of the 1,750,000 shares of outstanding Series A Preferred Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding shares of Series A Preferred Stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each of the persons named in the table below is c/o CleanSpark, Inc., 1185 South 1800 West, Suite 3, Woods Cross, Utah 84087.

Name of Beneficial Owner	Number of Shares of Par Value $0.001 Series A Preferred Stock Beneficially Owned	Percentage of Class

Directors and named executive officers
S. Matthew Schultz	500,000	28.57%
Zachary Bradford	500,000	28.57%
Larry McNeill	500,000	28.57%
All Officers and Directors as a Group	1,500,000	86%

INTERESTS OF CERTAIN PERSONS

Except in their capacity as stockholders, none of our executive officers, directors or any of their respective associates or affiliates has any interest in the Actions.

OTHER MATTERS

Actions Contained in Written Consent

No matters other than those discussed in this Information Statement are contained in the written consent signed by the stockholders holding a majority of the voting power of the Company.

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Proposals by Security Holders

No security holder has requested the Company to include any proposal in this Information Statement.

Expenses

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the Nevada Revised Statutes with respect to the Actions described in this Information Statement, and the Company has not independently provided its stockholders with any such right.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

CleanSpark, Inc.

Attn: Chief Executive Officer

1185 South 1800 West, Suite 3

Woods Cross, Utah 84087

(801) 244-4405

WHERE YOUR CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

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•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 16, 2019;

•	The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2019 and March 31, 2020, filed on February 10, 2020 and May 11, 2020, respectively; and

•	The Company’s Current Reports on Form 8-K, filed on April 16, 2015, October 9, 2019, January 29, 2020, February 6, 2020, March 10, 2020, March 16, 2020, April 9, 2020, May 6, 2020, May 20, 2020 and Amended Current Report on Form 8-K/A on March 6, 2020.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement through our website, www.ir.cleanspark.com, and from the SEC at its website, www.sec.gov. Copies of the definitive agreements will also be made available to you without charge by contacting us at info@cleanspark.com.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Zachary K. Bradford
Zachary K. Bradford
President and Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: CleanSpark, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article IV: CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is ____________million (___,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is _________ million (___,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____%

4.	Effective date and time of filing:
5.	Signature: (required) /s/
Signature of Officer

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APPENDIX B

FIRST AMENDMENT TO

CLEANSPARK, INC.

2017 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of CleanSpark, Inc. (the “Company”) have adopted the CleanSpark, Inc. 2017 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, a total of 300,000 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan, as adjusted for the 1-for-10 reverse stock split effected December 11, 2019 ;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 1,500,000 shares, including shares previously issued thereunder; and

WHEREAS, Section17.1 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan on _______, 2020:

1.   Section 4.1 of the Plan is hereby amended and restated to read in its entirety as follows:

Subject to adjustment from time to time as provided in subsection 15.1, a maximum of 1,500,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

2.   In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to the 2017 Equity Incentive Plan as of ________, 2020.

CLEANSPARK, INC.

By:
Name: Its:

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